UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): Jan 31, 2008

KINGLAKE RESOURCES, INC.
(Exact name of registrant as specified in its charter)
________________

Nevada	000-52760	75-3263792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Suite 500-666 Burrard Street, Vancouver, BC, V6C 3P6 Canada

(Address of principal executive offices, including zip code)

604-895-7412

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on Form 8-K dated January 18, 2008, on January 18, 2008, Kinglake Resources, Inc. (the “Company”), completed a Share Exchange Agreement (the “Share Exchange Agreement”) dated December 23, 2007, with Orient Come Holdings Limited, a company organized under the laws of British Virgin Island (“Orient Come”) and Beijing K’s Media Advertising Ltd. Co., a limited liability company organized under the laws of the People’s Republic Of China (the “Chinese Advertisement Company”).  Pursuant to the terms of the Share Exchange Agreement, the shareholders of Orient Come (the “Orient Come Shareholders”) transferred to the Company all of the Orient Come shares in exchange for the issuance of 13,000,000 shares of the Company’s common stock (the “Acquisition”). As a result of the Acquisition, Orient Come became the Company’s wholly-owned subsidiary and the Orient Come Shareholders and/or their designated third parties acquired in the aggregate approximately 62% of the Company’s issued and outstanding stock.

In addition, under the terms of the Share Exchange Agreement, 10,500,000 newly issued, but not outstanding restricted common shares of the Company’s common stock (the “Escrowed Shares”) were issued to the shareholders or their designed parties of Chinese Advertisement Company (the “Shareholders of the Chinese Advertising Company”) pursuant to an Escrow Agreement dated December 23, 2007 (the “Escrow Agreement”) with Orient Come, Chinese Advertisement Company, and Shareholders of Chinese Advertisement Company.  Under the Escrow Agreement, the Escrow Shares were deposited in an escrow account with an escrow agent and subject to release as provided under the Appendix to the Escrow Agreement.  On Jan 31, 2008 the Escrow Agreement was amended pursuant to Amendment No. 1 to the Escrow Agreement to provide that, in addition to the original release terms, in the event of a merger or consolidation of the Company on or prior to the end of April of the fiscal year 2011, with or into another corporation or any other entity or the exchange of substantially all of the outstanding stock of the Company for shares of another entity or other property in which, after any such transaction the prior shareholders of the Company own less than fifty percent (50%) of the voting shares of the continuing or surviving entity, or in the event of the sale of all or substantially all of the assets of the Company, then all of the Escrowed Shares shall be released and distributed to the Shareholders of the Chinese Advertising Company.

A copy of the Share Exchange Agreement, Escrow Agreement and Amendment No. to the Escrow Agreement are incorporated herein by reference and are filed as Exhibits to this Form 8-K. The description of the transactions contemplated by the Share Exchange Agreement, Escrow Agreement and Amendment No. 1 to the Escrow Agreement set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Share Exchange Agreement dated as of December 23, 2007. (1)

10.1	Escrow Agreement, dated as of December 23, 2007. (1)

10.1.5	Amendment No. 1 to Escrow Agreement dated Jan 31, 2008.

(1)	Previously filed on Form 8-K dated January 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinglake Resources, Inc.

Date: Jan 31, 2008	By:	/s/ Ke Wang
Name: Ke Wang
Title: Chairman